UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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NORTHERN FUNDS

(Name of Registrant as Specified in Its Charter)

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MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT	DECEMBER 14, 2012

Dear Northern Multi-Manager Fund Investor:

As you know, we continually monitor and manage the subadvisers in the Northern Multi-Manager Funds. A dedicated team of investment professionals evaluates the subadvisers’ performance, portfolios, organizational structure, team composition, investment process and adherence to investment guidelines on an ongoing basis to ensure that each Fund’s subadvisers maintain an overall investment approach that meets our risk and return objectives. Consistent with this rigorous approach, we have recently made subadviser changes within certain Funds.

Each of the Northern Multi-Manager Funds consists of subadvisers with distinct investment approaches. The Board of Trustees of the Northern Multi-Manager Funds (the “Board”) approved the termination of Marsico Capital Management, LLC (“Marsico”) as a subadviser to the Northern Multi-Manager Large Cap Fund, effective September 12, 2012, and the appointment of WestEnd Advisors, LLC to sub-advise a portion of the Large Cap Fund, effective September 24, 2012. The Board made these decisions, based upon Northern’s recommendations, due to the significant decline in assets under management by Marsico and related employee turnover.

We have also made a change within the Northern Multi-Manager High Yield Opportunity Fund. The Board approved the termination of Stone Harbor Investment Partners LP (“Stone Harbor”) as a subadviser to the High Yield Opportunity Fund, effective September 20, 2012, and the appointment of DDJ Capital Management, LLC to sub-advise a portion of the High Yield Opportunity Fund, effective September 27, 2012. The Board made these decisions, based upon Northern’s recommendations, due to performance-related reasons and Stone Harbor’s shift in business focus from the high yield strategy to emerging markets debt strategies.

Please take a moment to read the enclosed Joint Information Statement that describes the changes discussed above. We believe that these changes are in the best interests of the Funds and their shareholders and assure you that we will continue to closely monitor the subadvisers managing these Northern Multi-Manager Funds. If you have any questions about your investment in the Northern Multi-Manager Funds, please contact your financial advisor or call 800-595-9111.

Best regards,

Chris E. Vella, CFA

Senior Vice President

Chief Investment Officer, NTCC

Jessica K. Hart

Senior Vice President, NTCC

NOT FDIC INSURED	May lose value/No bank guarantee

50 SOUTH LASALLE STREET	P.O. BOX 75986	CHICAGO, ILLINOIS 60675	800-595-9111	NORTHERNFUNDS.COM

Northern Funds Distributors, LLC, not affiliated with Northern Trust

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

NORTHERN FUNDS—MULTI-MANAGER LARGE CAP FUND AND

MULTI-MANAGER HIGH YIELD OPPORTUNITY FUND

This Joint Information Statement is being provided to the shareholders of the Northern Multi-Manager Large Cap Fund (the “Large Cap Fund”) and the Multi-Manager High Yield Opportunity Fund (the “High Yield Opportunity Fund” and, together with the Large Cap Fund, the “Funds”), each a series of Northern Funds, a Delaware statutory trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment advisers to terminate subadvisers, and to engage and to enter into and materially amend an existing subadvisory agreement upon the approval of the Board of Trustees of the Northern Multi-Manager Funds (the “Board”), without obtaining shareholder approval. We are not asking you for a proxy and you are requested NOT to send us a proxy.

The Joint Information Statement will be available on the Trust’s website at http://www.northernfunds.com/informationstatements until March 14, 2013. A paper or email copy of the Joint Information Statement may be obtained, without charge, by contacting the Trust at (800) 595-9111 or sending an e-mail to northern-funds@ntrs.com.

Shareholders of record at the close of business on November 9, 2012 are entitled to receive this Joint Information Statement. A Notice of Availability of this Joint Information Statement is being sent to shareholders of the Funds on or about December 14, 2012.

The Investment Advisers and the Advisory Agreement

The Northern Trust Company of Connecticut (“NTCC”) and Northern Trust Investments, Inc. (“NTI”) (each, an “Investment Adviser” and together, the “Investment Advisers”), serve jointly as the Investment Advisers for the Funds and are responsible for their overall administration.

The Investment Advisers are responsible for making decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Funds and for providing certain ancillary services under an Investment Advisory and Ancillary Services Agreement dated May 5, 2006, as amended, among the Trust and the Investment Advisers, (the “Advisory Agreement”). The Board supervises the investment advisory services. The Advisory Agreement also permits the Investment Advisers, subject to approval by the Board, to delegate to one or more subadvisers any or all of their portfolio management responsibilities under the Advisory Agreement pursuant to a written agreement with each subadviser, subject to the Order. The Investment Advisers have delegated substantially all their portfolio management responsibilities for the Funds to subadvisers, with the exception of cash management services for the Funds. The Investment Advisers remain responsible for supervision and oversight of the portfolio management services performed by the subadvisers, including compliance with the Funds’ investment objectives and policies. The initial sole shareholder of the Large Cap Fund approved the Advisory Agreement on August 3, 2007 and the initial sole shareholder of the High Yield Opportunity Fund approved the Advisory Agreement on August 29, 2009.

The Investment Advisers are entitled to an advisory fee as compensation for their advisory services and the assumption of related expenses. The fee is computed daily and payable monthly, at the annual rates set forth in the table below (expressed as a percentage of each Fund’s respective average daily net assets).

FUND	CONTRACTUAL FEE RATE	AVERAGE DAILY NET ASSETS
Large Cap Fund	0.90%	First $1 Billion
	0.85%	Next $1 Billion
	0.81%	Over $2 Billion
High Yield Opportunity Fund	0.80%	First $1.5 Billion
	0.75%	Next $1 Billion
	0.72%	Over $2.5 Billion

WestEnd Advisors, LLC and the WestEnd Agreement

THE WESTEND AGREEMENT. At a meeting of the Board held on August 9, 2012, the Trustees, including a majority of the Independent Trustees voting separately, approved a new subadvisory agreement (the “WestEnd Agreement”) with respect to the Large Cap Fund among the Investment Advisers and WestEnd Advisors, LLC (“WestEnd”). The WestEnd Agreement became effective on September 24, 2012. Under the WestEnd Agreement, WestEnd manages a portion of the Large Cap Fund’s assets. The Large Cap Fund’s remaining assets are currently allocated among three other subadvisers: Delaware Management Company Inc., Jennison Associates LLC, and NWQ Investment Management Company, LLC, each of which manages a portion of the Large Cap Fund’s assets.

From October 14, 2007 until September 12, 2012, Marsico Capital Management, LLC (“Marsico”) managed a portion of the Large Cap Fund’s assets pursuant to a subadvisory agreement dated December 14, 2007 among the Investment Advisers and Marsico (the “Marsico Agreement”). The Marsico Agreement was terminated by the Board as of September 12, 2012 upon the recommendation of the Investment Advisers due to the significant decline in assets under management by Marsico and

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related employee turnover. Based on their evaluation of WestEnd’s investment advisory operations and capabilities, the Investment Advisers recommended that the Board approve the WestEnd Agreement. From September 12, 2012 until September 24, 2012, the Investment Advisers managed the portion of the Large Cap Fund previously managed by Marsico.

The WestEnd Agreement provides that WestEnd shall, subject to the supervision and oversight of the Investment Advisers, manage the investment and reinvestment of the portion of the Large Cap Fund’s assets that the Investment Advisers may allocate to WestEnd. The WestEnd Agreement provides that generally in selecting brokers or dealers to place orders for transactions (i) on common and preferred stocks, WestEnd shall use its best judgment to obtain the best overall terms available, and (ii) WestEnd shall attempt to obtain best net price and execution. Generally, in assessing the best overall terms available for any transaction, WestEnd is to consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, WestEnd may consider the brokerage and research services provided to the Large Cap Fund and/or other accounts over which WestEnd or an affiliate exercises investment discretion. A broker or dealer providing brokerage and/or research services may receive a higher commission than another broker or dealer would receive for the same transaction.

The WestEnd Agreement provides that WestEnd, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Large Cap Fund with those to be sold or purchased for such other accounts in order to obtain the best net price and execution. In such an event, WestEnd will allocate the securities so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be most fair and equitable over time to the Large Cap Fund and the other accounts involved. In some instances, this procedure may adversely affect the size of the position obtainable for the Large Cap Fund or the amount of the securities that are able to be sold for the Large Cap Fund. The WestEnd Agreement permits WestEnd, at its discretion but subject to applicable law, to select the executing broker or dealer among multiple brokers or dealers offering comparable execution and price, on the basis of WestEnd’s opinion of the reliability and quality of the broker or dealer.

The WestEnd Agreement provides that WestEnd shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties. The WestEnd Agreement also provides that each Investment Adviser will indemnify WestEnd against certain liabilities and expenses, except that WestEnd shall not be indemnified for any liability and expenses that result from WestEnd’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under the WestEnd Agreement.

Generally, the Board or holders of a majority of outstanding voting securities of the Large Cap Fund may terminate the WestEnd Agreement without penalty upon 60 days’ written notice. The Investment Advisers may terminate the WestEnd Agreement immediately upon notice to WestEnd. The WestEnd Agreement terminates automatically in the event of an assignment (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). The WestEnd Agreement also may be terminated by WestEnd upon 30 days’ written notice and automatically terminates upon termination of the Advisory Agreement.

WestEnd receives fees from the Investment Advisers for its services out of the fees that the Large Cap Fund pays to the Investment Advisers under the Advisory Agreement. The Large Cap Fund pays no additional fees directly to WestEnd. The Large Cap Fund would have paid the same amount of advisory fees had the WestEnd Agreement been in effect during the last fiscal year.

INFORMATION ABOUT WESTEND. WestEnd is located at 4064 Colony Road, Suite 130, Charlotte, North Carolina 28211. WestEnd was founded in 2004. As of June 30, 2012, WestEnd had approximately $2.3 billion in assets under management. WestEnd uses a forward-looking, anticipatory investment strategy that focuses on particular sectors of the S&P 500 Index that tend to perform well in certain phases of an economic cycle. WestEnd then selects market-leading, financially strong companies that serve as proxies for the favored sectors or industries.

PORTFOLIO MANAGERS. Mr. Robert L. Pharr, a founder of WestEnd and the managing partner and Chief Investment Officer, is primarily responsible for the day-to-day management of the portion of the Fund sub-advised by WestEnd. From 1995 to 2003, Mr. Pharr was the President and founder of Providence Capital Management, Inc., a registered investment advisory firm that was the predecessor to WestEnd. Mr. Frederick O. Porter, partner and investment analyst, joined WestEnd in 2008. Mr. Porter leads the top-down macro-economic research efforts for the Large Cap Core Equity strategy. From 2004 to 2008, Mr. Porter was an analyst on Wachovia Securities’ leveraged loan trading desk and was an associate in their leveraged finance group. Mr. Edmund N. Durden joined WestEnd in 2006 as a partner and investment analyst. Mr. Durden leads the bottom-up stock research efforts for the Large Cap Core Equity strategy.

NORTHERN INFORMATION STATEMENT	3	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

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PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below in alphabetical order is a list of each executive officer and director of WestEnd indicating position(s) held with WestEnd and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o WestEnd at the address noted above.

NAME	POSITION(S) HELD WITH WESTEND PARTNERS	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Robert Lansing Pharr	Managing Partner, Chief Investment Officer	None
John David Black	Managing Partner, Chief Compliance Officer and Chief Operating Officer	None

OTHER ADVISORY CLIENTS. WestEnd also acts as investment subadviser to the other registered investment companies set forth below, which have similar investment objectives as the Large Cap Fund. The table below sets forth certain information with respect to these investment companies.

NAME OF FUND	NET ASSETS	ANNUAL RATE OF SUBADVISORY FEES
SEI Institutional Investments Trust Large Cap Fund	$1,774,178,000 at May 31, 2012 (WestEnd manages a portion of the fund)	Not publicly disclosed
SEI Institutional Investments Trust Large Cap Diversified Alpha Fund	$320,907,000 at May 31, 2012 (WestEnd manages a portion of the fund)	Not publicly disclosed
New Covenant Growth Fund	$652,311,000 at June 30, 2012 (WestEnd manages a portion of the fund)	Not publicly disclosed
Destra Focused Equity Fund	$14,846,665 at Mar. 31, 2012 (WestEnd manages a portion of the fund)	50% of the advisory fee paid to the investment adviser (net of any waivers, reimbursements, payments, supermarket fees and alliance fees waived, reimbursed or paid by the investment adviser in respect of the fund)
SEI Institutional Managed Trust Large Cap Fund	$2,022,833,000 as of Mar. 31, 2012 (WestEnd manages a portion of the fund)	Not publicly disclosed

DDJ Capital Management, LLC and the DDJ Capital Agreement

THE DDJ CAPITAL AGREEMENT. At a meeting of the Board held on August 9, 2012, the Trustees, including a majority of the Independent Trustees voting separately, approved a new subadvisory agreement (the “DDJ Capital Agreement”) with respect to the High Yield Opportunity Fund among the Investment Advisers and DDJ Capital Management, LLC (“DDJ Capital”). The DDJ Capital Agreement became effective on September 27, 2012. Under the DDJ Capital Agreement, DDJ Capital manages a portion of the High Yield Opportunity Fund’s assets. The High Yield Opportunity Fund’s remaining assets are currently allocated among two other subadvisers: Loomis, Sayles & Company, L.P. and Neuberger Berman Fixed Income LLC, each of which manages a portion of the High Yield Opportunity Fund’s assets.

From September 28, 2009 until September 20, 2012, Stone Harbor Investment Partners LP (“Stone Harbor”) managed a portion of the High Yield Opportunity Fund’s assets pursuant to a subadvisory agreement dated August 28, 2009 among the Investment Advisers and Stone Harbor (the “Stone Harbor Agreement”). The Stone Harbor Agreement was terminated by the Board as of September 20, 2012 upon the recommendation of the Investment Advisers due to performance-related reasons and Stone Harbor’s shift in business focus from the high yield strategy to emerging markets debt strategies. Based on their evaluation of DDJ Capital’s investment advisory operations and capabilities, the Investment Advisers recommended that the Board approve the DDJ Capital Agreement. From September 20, 2012 until September 27, 2012, the Investment Advisers managed the portion of the High Yield Opportunity Fund previously managed by Stone Harbor.

The terms and conditions of the DDJ Capital Agreement are substantially the same as the WestEnd Agreement except for the subadvisory fees. See pages 2 through 3 for a discussion of these terms. The material terms of the DDJ Capital Agreement

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are also substantially the same as the terms of the subadvisory agreements with the other subadvisers to the High Yield Opportunity Fund, Loomis, Sayles & Company, L.P. and Neuberger Berman Fixed Income LLC, except for the subadvisory fees.

DDJ Capital receives fees from the Investment Advisers for its services out of the fees that the High Yield Opportunity Fund pays to the Investment Advisers under the Advisory Agreement. The High Yield Opportunity Fund pays no additional fees directly to DDJ Capital. The High Yield Opportunity Fund would have paid the same amount of advisory fees had the DDJ Capital Agreement been in effect during the last fiscal year.

INFORMATION ABOUT DDJ CAPITAL. DDJ Capital, a Massachusetts limited liability company, was founded in 1996 and is located at 130 Turner Street, Building 3, Suite 600, Waltham, Massachusetts 02453. As of October 31, 2012, DDJ Capital had assets under management of $4.9 billion. DDJ Capital adheres to a value-oriented, bottom-up, fundamental investment philosophy of identifying investment opportunities. David Breazzano, co-founder, President and Chief Investment Officer, controls a majority of DDJ Capital’s ownership and has control over the day-to-day operations and governance of DDJ Capital.

PORTFOLIO MANAGERS. Mr. Anthony M. Ranaldi is the portfolio manager primarily responsible for the day-to-day management of the portion of the High Yield Opportunity Fund sub-advised by DDJ Capital. Mr. Ranaldi joined DDJ Capital in 2002 and is the portfolio manager for products pursuing the DDJ U.S. opportunistic high yield strategy. Mr. Joseph W. Lind, CFA joined DDJ Capital in 2006 as a senior research analyst and, since 2011, has been the assistant portfolio manager for products pursuing the DDJ U.S. opportunistic high yield strategy.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below in alphabetical order is a list of each executive officer and director of DDJ Capital indicating position(s) held with DDJ Capital and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o DDJ Capital at the address noted above.

NAME	POSITION(S) HELD WITH DDJ CAPITAL	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
David John Breazzano	Principal/Managing Member/ President	None
Joshua Liam McCarthy	Chief Compliance Officer/ General Counsel	None
Anthony Michael Ranaldi	Principal/Portfolio Manager	None
John J. Russell, IV	Chief Financial Officer	None

OTHER ADVISORY CLIENTS. DDJ Capital also acts as investment subadviser to the other registered investment companies set forth below, which have similar investment objectives as the High Yield Opportunity Fund. The table below sets forth certain information with respect to these investment companies.

NAME OF FUND	NET ASSETS	ANNUAL RATE OF SUBADVISORY FEES
Russell Global Opportunistic Credit Fund	$858,865,000 at April 30, 2012 (DDJ Capital manages a portion of the fund)	Not publicly disclosed
Principal Funds, Inc. Global Diversified Fund	$3,813,924,000 at April 30, 2012* (DDJ Capital manages a portion of the fund)	0.40% of the first $750 million of net assets; 0.35% of net assets over $750 million (If net assets assigned to DDJ Capital fall below $500 million during any period after June 30, 2013, the fee schedule will be 0.45% on all assets.)
*	DDJ Capital began managing assets on October 9, 2012.

TRUSTEES’ CONSIDERATIONS IN APPROVING THE AGREEMENTS. The WestEnd Agreement and DDJ Capital Agreement were approved by the Board, including a majority of all the Independent Trustees voting separately, at a meeting held on August 9, 2012 (the “Meeting”). WestEnd and DDJ Capital are referred to each individually as a “New Subadviser” and together, as the “New Subadvisers,” and the WestEnd Agreement and DDJ Capital Agreement are referred to together as the “New Subadvisory Agreements.” In connection with the Meeting, the Trustees reviewed information and written materials from the Investment Advisers and the New Subadvisers regarding (i) the nature and quality of the services to be provided by the New Subadvisers, including the experience and qualifications of the personnel providing such services; (ii) the New Subadvisers’ financial conditions, history of operations and ownership structures; (iii) the New Subadvisers’ brokerage and soft dollar practices; (iv) the New Subadvisers’ investment strategies and styles of investing; (v) the performance history of the New Subadvisers with respect to accounts or funds managed similarly to the Funds for which they were being engaged and hypothetical performance

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information and portfolio attributes; (vi) the New Subadvisers’ compliance policies and procedures (including their codes of ethics) and the Trust’s Chief Compliance Officer’s evaluations of such policies and procedures; (vii) the New Subadvisers’ conflicts of interest in managing the Funds; and (viii) the terms of the New Subadvisory Agreements. The Trustees also considered the Investment Advisers’ explanations for why each New Subadviser’s investment approach was expected to be beneficial to the respective Fund.

The Trustees also reviewed the Investment Advisers’ proprietary method for allocating assets among the various subadvisers and the proposed allocations of assets among the New Subadvisers and the other subadvisers to the Funds.

In connection with the approvals of the New Subadvisory Agreements for the Funds, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision. However, the Trustees relied upon the recommendations and evaluations of the Investment Advisers with respect to the New Subadvisers.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by the Investment Advisers with respect to the New Subadvisers’ operations, qualifications and experience in managing the type of strategies for which the New Subadvisers were being engaged. The Trustees also considered the Trust’s Chief Compliance Officer’s evaluation of the New Subadvisers’ compliance programs and the recommended compliance monitoring schedule for the New Subadvisers. The Trustees noted that the New Subadvisers had experience in managing registered mutual funds and had satisfactory compliance records. The Trustees concluded, based on this information, that the New Subadvisers could provide satisfactory services to the Funds.

Fees and Performance

With respect to the subadvisory fees, the Trustees considered that the New Subadvisers would be paid by the Investment Advisers out of their advisory fees and not by the Funds. The Trustees also believed, based on the representations of the Investment Advisers, that the New Subadvisory Agreements had been negotiated at arms length among the Investment Advisers and the New Subadvisers. The Trustees also considered comparisons of the New Subadvisers’ fees at various asset levels of the Funds and in relation to other existing subadvisers to the Funds. Additionally, the Trustees considered information with respect to the standard fees charged by the New Subadvisers to other similar institutional accounts. Finally, the Trustees considered the Investment Advisers’ representations that the fees to be paid to the New Subadvisers were reasonable in light of the anticipated quality of services to be provided by the New Subadvisers.

The Trustees also considered projected profitability to the Investment Advisers with respect to the Funds before and after the addition of the New Subadvisers. These comparisons showed no material change to the Investment Advisers’ profitability. The Trustees did not consider the projected profitability for a New Subadviser as they did not consider it to be particularly relevant because the Investment Advisers would be paying the New Subadvisers out of their advisory fees. The Trustees therefore believed that the Investment Advisers had an incentive to negotiate the lowest possible subadvisory fees.

The Trustees considered and evaluated the past performance information presented with respect to the New Subadvisers and the Investment Advisers’ evaluation of that performance. This information was compared to performance information with respect to the Funds’ applicable benchmarks. It was noted that each New Subadviser had a particular style that was different than that of other subadvisers to the respective Fund and that investment style would underperform in some markets. In addition, the Trustees reviewed a report prepared by the Investment Advisers showing the hypothetical performance of the Funds over various time periods if the New Subadvisers had been managing the Fund along with the existing subadvisers to the Funds. The Trustees concluded that overall the New Subadvisers had satisfactory prior performance records.

Economies of Scale

The Trustees considered that the New Subadvisory Agreements and the Advisory Agreements both contained breakpoints in fees at various asset levels. The Trustees also considered information prepared by the Investment Advisers that showed that the levels of aggregate subadvisory fee rates decreased as the Funds’ assets increased. However, the Trustees generally considered economies of scale with respect to the Funds primarily at the advisory level given that the Investment Advisers would be paying the New Subadvisers out of their advisory fees.

Other Benefits

The Trustees did not believe that there were substantial other benefits to be realized by the New Subadvisers as a result of their subadvisory services to the Funds.

Based on the Trustees’ deliberations and the recommendations by the Investment Advisers- the Trustees concluded that the fees proposed to be paid to the New Subadvisers were reasonable in light of the services to be provided by them and that the New Subadvisory Agreements should be approved.

Additional Information

ADVISORY AND SUBADVISORY FEES. For the fiscal year ended March 31, 2012, the Large Cap Fund and the High Yield Oppor-

MULTI-MANAGER FUNDS	6	NORTHERN INFORMATION STATEMENT

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tunity Fund paid advisory fees to the Investment Advisers in the aggregate amount of $9,546,763 (0.85% of the Fund’s net assets as of March 31, 2012) and $5,321,256 (0.82% of the Fund’s net assets as of March 31, 2012), respectively. The Investment Advisers paid subadvisory fees to the subadvisers of the Large Cap Fund and the High Yield Opportunity Fund in the aggregate amount of $3,574,876 (0.32% of the Fund’s net assets at March 31, 2012) and $2,953,041 (0.46% of the Fund’s net assets at March 31, 2012), respectively.

As of November 9, 2012, the Trust’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of the Funds. The following table sets forth certain information regarding the Large Cap Fund’s payment of brokerage commissions to affiliated persons for the fiscal year ended March 31, 2012:

Broker Name	Commissions Paid to Affiliated Persons	% of Total Commissions Paid to Affiliated Persons in Most Recent Fiscal Year	Total Amount of Transactions on Which Commissions Were Paid to Affiliated Persons	% of Total Amount of Transactions on Which Commissions Were Paid to Affiliated Persons
Macquarie Capital (USA), Inc.	$1,801	0.27%	$1,773,628	0.14%

No brokerage commissions were paid by the High Yield Opportunity Fund to any direct or indirect affiliated persons (as defined in the 1940 Act) of the Fund for the fiscal year ended March 31, 2012.

MACQUARIE CAPITAL (USA), INC./DELAWARE MANAGEMENT COMPANY INC. (“Delaware Investments”). Delaware Investments is a series of Delaware Management Business Trust, which is a subsidiary of Delaware Management Holdings, Inc. Delaware Management Holdings, Inc. and its subsidiaries are wholly owned subsidiaries of Macquarie Group Limited, of which Macquarie Capital (USA), Inc. is also a wholly owned subsidiary. Delaware Investments is a subadviser to the Large Cap Fund.

INFORMATION ABOUT NTCC. NTCC, an Investment Adviser of the Funds, is a state bank and trust company organized under the laws of the State of Connecticut and a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). NTCC is a direct subsidiary of Northern Trust Corporation (“NTC”). NTCC is located at 300 Atlantic Street, Stamford, CT 06901. NTC is located at 50 South LaSalle Street, Chicago, IL 60603.

The list below shows each executive officer and manager of NTCC indicating position(s) held with NTCC and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o NTCC at the address noted above.

NAME	POSITION(S) HELD WITH NTCC	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Robert P. Browne	Executive Vice President	Executive Vice President, Chief Investment Officer and Director of NTI
Patrick W. Herrington	Senior Vice President and Chief Operating Officer	None
Susan J. Hill	Chief Compliance Officer	Chief Compliance Officer and Senior Vice President of NTI
Joseph W. McInerney	Chief Executive Officer, President and Director	None
Stephen N. Potter	Executive Vice President and Chairman	Chief Executive Officer, President and Chairman of NTI
Beth M. Provanzana	Senior Vice President, Chief Financial Officer and Treasurer	Senior Vice President, Chief Financial Officer, Treasurer and Director of NTI
Alan W. Robertson	Executive Vice President and Director	Executive Vice President and Director of NTI
Christopher E. Vella	Senior Vice President and Chief Investment Officer	None
Lloyd A. Wennlund	Director	Executive Vice President and Director of NTI

INFORMATION ABOUT NTI. NTI, an Investment Adviser of the Funds, is an Illinois State Banking Corporation and an investment adviser registered under the Advisers Act. NTI is an indirect subsidiary of NTC. Each of these entities is located at 50 South LaSalle Street, Chicago, IL 60603.

The list below shows each executive officer and manager of NTI indicating position(s) held with NTI and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o NTI at the address noted above.

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NAME	POSITION(S) HELD WITH NTI	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Robert P. Browne	Executive Vice President, Chief Investment Officer and Director	Executive Vice President of NTCC
Christopher W. Carlson	Senior Vice President, Chief Operating Officer and Director	None
Mark C. Gossett	Executive Vice President and Director	None
Susan J. Hill	Chief Compliance Officer and Senior Vice President	Chief Compliance Officer of NTCC
Stephen N. Potter	Chief Executive Officer, President and Chairman	Executive Vice President and Chairman of NTCC
Beth M. Provanzana	Senior Vice President, Chief Financial Officer, Treasurer and Director	Chief Financial Officer, Senior Vice President and Treasurer of NTCC
Alan W. Robertson	Executive Vice President and Director	Executive Vice President and Director of NTCC
Lloyd A. Wennlund	Executive Vice President and Director	Director of NTCC

INFORMATION ABOUT DISTRIBUTOR AND ADMINISTRATOR. Northern Funds Distributors, LLC, with principal offices at Three Canal Plaza, Suite 100, Portland, Maine, 04101, serves as the Funds’ distributor. NTI acts as administrator for the Funds. The Northern Trust Company, located at 50 South LaSalle Street, Chicago, Illinois 60603, acts as sub-administrator for the Funds.

SHAREHOLDER REPORTS. The Funds will furnish, without charge, copies of their March 31, 2012 annual reports to any shareholder upon request addressed to: Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986, by telephone at 1-800-595-9111, or by e-mail at northern-funds@ntrs.com.

SHARE OWNERSHIP INFORMATION. As of November 9, 2012, the record date for shareholders receiving this Joint Information Statement, the Large Cap Fund and the High Yield Opportunity Fund had 93,647,517 and 73,240,516 shares outstanding, respectively. As of the same date, NTC and its affiliates held of record substantially all of the outstanding shares of each Fund as agent, custodian, trustee or investment adviser on behalf of their customers. There were no other persons or entities that owned of record or beneficially more than 5% of the shares of the Funds as of November 9, 2012.

MULTIPLE SHAREHOLDERS IN A HOUSEHOLD. If you are a member of a household in which multiple shareholders of your Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Joint Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Joint Information Statement, your Fund will deliver promptly a separate copy of this Joint Information Statement to you upon written or oral request. To receive a separate copy of this Joint Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

SHAREHOLDER PROPOSALS. The Trust is not required, nor does it intend, to hold annual meetings of shareholders for the election of Trustees and other business. Instead, meetings will be held only when and if required (for example, whenever less than a majority of the Funds’ Board of Trustees has been elected by the shareholders or when the Trustees have received a written request to call a meeting for the purpose of voting on the question of the removal of any Trustee from the holders of record of at least 10% of the outstanding shares). Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of a Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.

50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-595-9111 northernfunds.com	MMF STM	(12/12)

NORTHERN FUNDS

50 South LaSalle Street

P.O. Box 75986

Chicago, Illinois 60675-5986

800-595-9111

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF JOINT INFORMATION STATEMENT

This communication presents only an overview of the Joint Information Statement that is available to you on the internet relating to the Northern Multi-Manager Large Cap Fund (the “Large Cap Fund”) and the Multi-Manager High Yield Opportunity Fund (the “High Yield Opportunity Fund” and, together with the Large Cap Fund, the “Funds”), each a series of Northern Funds, a Delaware statutory trust (the “Trust”). We encourage you to access and review all of the important information contained in the Joint Information Statement.

The following material is available for view: Joint Information Statement

The Joint Information Statement describes recent subadviser changes relating to the Funds. The Board of Trustees of the Northern Multi-Manager Funds (the “Board”) has approved the termination of Marsico Capital Management, LLC as a subadviser to the Large Cap Fund, effective September 12, 2012, and the appointment of WestEnd Advisors, LLC to sub-advise a portion of the Large Cap Fund, effective September 24, 2012. The Board has also approved the termination of Stone Harbor Investment Partners LP as a subadviser to the High Yield Opportunity Fund, effective September 20, 2012, and the appointment of DDJ Capital Management, LLC to sub-advise a portion of the High Yield Opportunity Fund, effective September 27, 2012.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Funds. In lieu of physical delivery of the Joint Information Statement, the Funds will make the Joint Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Joint Information Statement is being mailed on or about December 14, 2012 to shareholders of record of the Funds as of November 9, 2012. The Joint Information Statement will be available on the Trust’s website at http://www.northernfunds.com/informationstatements until March 14, 2013. A paper or e-mail copy of the Joint Information Statement may be obtained, without charge, by contacting the Trust at 800-595-9111 or sending an e-mail to northern-funds@ntrs.com.

If you want to receive a paper or e-mail copy of the Joint Information Statement, you must request one. A copy of the Joint Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.